                                                                    Exhibit 32.1

      In connection with the Quarterly Report of Stratasys, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, S. Scott Crump, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 14, 2003                       By: /s/ S. Scott Crump
                                               ---------------------------------
                                                    S. Scott Crump
                                                    Chief Executive Officer